UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): November 14, 2012

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54956
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 722-3451
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2012, John L. Nussbaum, the non-executive Chairman of the Board of Directors of Plexus Corp. (the “Company”), informed the Company of his intention to retire from the Board, effective as of the Company’s 2013 Annual Meeting of Shareholders on February 13, 2013 (the “Annual Meeting”). The Board appointed Dean A. Foate, the Company’s President and Chief Executive Officer, as well as a director, to succeed Mr. Nussbaum as Chairman, effective after the Annual Meeting.
In addition, the independent members of the Board acting in executive session appointed Michael V. Schrock as the Board’s independent Lead Director, effective after the Annual Meeting. Mr. Schrock has been an independent Plexus director since 2006.
The Company’s press release announcing these Board leadership changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.

In connection with the above developments, the Board of Directors approved amendments to the Company’s Corporate Governance Guidelines to provide for the Lead Director position and to specify the duties of the Lead Director. A copy of the Company’s amended Corporate Governance Guidelines is posted on the Company’s website at www.plexus.com.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Plexus Corp. Press Release, dated November 19, 2012

* * * * *
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2012

PLEXUS CORP.
(Registrant)

By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, General Counsel,
Corporate Compliance Officer and
Secretary

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